Exhibit 1.01

Qorvo, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2014

Introduction

Products of Qorvo, Inc. (collectively with its wholly owned subsidiaries, TriQuint Semiconductor, Inc. (“TriQuint”) and RF Micro Devices, Inc. (“RFMD”), referred to in this report as the “Company”, “we”, “us”, or “our”) intentionally contain tin, tantalum, tungsten, and gold, as these metals are necessary to the functionality and production of our products. We have conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of these conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (the “Covered Countries”), or are from recycled or scrap sources. As a result of the RCOI, we have become aware of at least one smelter in our suppliers’ supply chains that is sourcing from the Covered Countries. Also, our suppliers have not identified all of the smelters in their supply chains and we are uncertain as to some smelters’ sources of conflict minerals. Therefore, we are required to exercise “due diligence” on the sourcing of conflict minerals used in our products, and report on that due diligence in this Conflict Minerals Report.

Qorvo is a leading provider of core technologies and radio frequency (“RF”) solutions for mobile, infrastructure and defense and aerospace applications. We have more than 6,700 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has one of the industry's broadest portfolios of RF products and core technologies, and world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities.  Our Richardson, Texas facility is a U.S. Department of Defense (“DoD”)-accredited ‘Trusted Source’ (Category 1A) for gallium arsenide (“GaAs”), gallium nitride (“GaN”) and bulk acoustic wave (“BAW”) technologies, products and services. We are a preferred supplier to the world’s leading companies that serve the mobile device, networks infrastructure and defense and aerospace markets. Our design and manufacturing expertise encompasses many semiconductor process technologies, which we source both internally and through external suppliers. We operate worldwide with our design, sales and manufacturing facilities located throughout Asia, Europe and North America. Our primary design and manufacturing facilities are located in North Carolina, Oregon, Texas and Florida and our primary assembly and test facilities are located in China, Costa Rica and Texas.

In this Conflict Minerals Report, we will address the following:

•	A description of due diligence measures taken.

•	The results of and conclusion of our due diligence measures.

•	The processing facilities used in our supply chain (i.e., “smelters”) that have not been determined to be “DRC conflict free.”

•	Steps to be taken to improve our due diligence measures for the year ending December 31, 2015.

We are providing this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

Due Diligence Measures Taken

RFMD’s and TriQuint’s Conflict Mineral Programs were designed to conform to the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. Currently, this is the foremost internationally recognized due diligence framework. The OECD framework encompasses the following steps:

1. Establish strong company management systems.

2. Identify and assess risk in the supply chain.

3. Design and implement a strategy to respond to identified risks.

4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

5. Report on supply chain due diligence.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict-Free Sourcing Initiative. The data on which we relied for certain statements in this Conflict Minerals Report was obtained through our membership in the Conflict-Free Sourcing Initiative (“CFSI”), using the RCOI report for members RFMD and TQNT.

1. Establish strong company management systems.

Both RFMD and TriQuint had adopted Conflict Mineral Policies. These policies are located at http://www.triquint.com/about-us/corporate-responsibility/product-compliance and http://www.rfmd.com/sites/default/files/RFMD__Conflict_Minerals_Statement.pdf. These policies are currently being integrated into a single policy for Qorvo. Our primary objectives in establishing these Conflict Mineral Policies were to:

•
inform our stakeholders (customers, suppliers, regulatory agencies, employees, and local communities) of our commitment to ensure our products were not contributing to the ongoing conflict in the conflict region;

•	inform our stakeholders of our understanding of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and how it has impacted us;

•	inform our stakeholders that we were not banning all materials from the conflict region, as this would unfairly impact the many legitimate artisanal miners working in the region;

•	provide tools and training to our suppliers to help them manage conflict minerals responsibly; and

•	inform stakeholders of any pertinent sourcing information we learned as we surveyed our supply chain (i.e., whether any conflict minerals came from the conflict region).

Both companies established cross-functional teams for conflict mineral management. Both teams regularly reported to their respective senior management.

Both companies are members of the CFSI and participate on several subteams within the CFSI. Through CFSI membership, we are able to contribute to the organization’s ongoing work in identifying and auditing due diligence practices of smelters. We participate on teams within the CFSI that:

•	determine if facilities are smelters;

•	engage smelters in the Conflict-Free Smelter Program (“CFSP”);

•	manage tools for CFSI members to determine the status of facilities supplied to them by their supply chains;

•	manage the development of the Conflict Mineral Reporting Template (“CMRT”) form; and

•	develop best practices for supply chain due diligence.

We are also a member of IPC (an electronics industry trade group and standards making body – see www.ipc.org ) and participate in the development of standards guiding the exchange of conflict mineral data within the supply chain.

Both companies updated policies and purchasing terms and conditions to require our supply chain to support Qorvo’s efforts to ensure a conflict-free supply chain. This documentation is currently being integrated into Qorvo documentation.

The TriQuint website contained resources for suppliers to build their conflict mineral management capabilities. We provide our suppliers access to regulations, training resources, and tools to gather and analyze sourcing information from their supply chain. We also provide our supply chain a set of criteria by which we will evaluate suppliers with regard to their conflict mineral management systems. Similar information will be contained on the Qorvo website.

Both companies had established anonymous “whistleblower” webpages for employees and external parties to submit any concerns about ethical issues, or any grievances regarding our policies and practices. These policies have been combined into a single Qorvo policy (see http://ir.qorvo.com/corporate-governance.cfm and select “Whistleblower Policy” under “Policies and Procedures”).

2. Identify and assess risk in the supply chain.

We use our management system to determine which suppliers provide us with components or materials that contain tin, tantalum, tungsten, and gold. We use the CFSI CMRT to survey these suppliers, and we evaluate their responses for completeness, logic, degree of smelter identification, and evidence of their due diligence practices. We provide feedback to our suppliers regarding the quality of their CMRT. We utilize several tools available to CFSI members to review our suppliers’ smelter lists and assess the level to which they have vetted their own supply chain relative to the originating smelter.

We use the information gathered from our participation in the CFSI to provide feedback to our suppliers and promote participation in the CFSP.

3. Design and implement a strategy to respond to identified risks.

We do not directly purchase from any smelters, nor do the majority of our suppliers. Since the electronics industry is not the most significant industry for any of the conflict minerals, except for tantalum, and we are not direct customers of smelters, we have very little influence over the smelters’ sourcing.

As part of our normal operating procedures, should we learn of smelters in our supply chain who are sourcing from the Covered Countries, and are not on the CFSP lists or active in the CFSP, we engage the direct supplier and perform further due diligence. Based on information provided by the direct supplier, including information it provides about its supply chain, our normal operating procedures are to:

1.
Continue trade with the direct supplier, while the direct supplier continues to work the risk mitigation process through its supply chain. Such steps would include communicating with and beginning engagement in the CFSP.

2.
If the mitigation process failed and the smelter refused to engage with the CFSP, we would require the direct suppliers to identify and use alternate suppliers whose conflict mineral-processing smelters participate in the CFSP.

For the year ended December 31, 2014, we are unaware of any smelters in our supply chain that are sourcing from the Covered Countries and are not CFSP compliant. Our Product Compliance Team reports the findings of the supply chain assessment to the Chief Financial Officer of Qorvo, who is the executive sponsor of our conflict minerals initiatives.

4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

We do not have the resources or expertise to audit the smelters in our supply chain. We use the resources available from our participation in the CFSI to provide more information to our suppliers to help them get the smelters in their supply chain to participate in the CFSP. We encourage smelters in our supply chain both directly and through our direct suppliers to participate in the CFSP. We have worked with other CFSI members to translate communications to smelters into other languages, for easier communication throughout the supply chain. We intend to carry out any audit required by Rule 13p-1 of our due diligence program.

5. Report on supply chain due diligence.

We have filed this Conflict Minerals Report with the SEC, and it is available on our website at http://ir.qorvo.com/sec.cfm.

Findings

Each of RFMD and TriQuint made great progress in 2014 in identifying the sourcing of the conflict minerals in our products. Although all of the suppliers are not yet identifying all of the smelters in their supply chains, we are progressing towards this goal.

At the end of 2014, RFMD had identified 248 facilities and TriQuint had identified 177 facilities in their respective supply chains. Of these facilities, 176 were in the supply chain of both companies (meaning that RFMD had 72 facilities that were not in TriQuint’s supply chain and that TriQuint had one facility that was not in RFMD’s supply chain). Therefore, the companies combined to identify 249 total facilities in 2014.

Of these 249 facilities:

•	242 are known smelters by the CFSI

◦	157 are compliant to the CFSP

◦	34 are active in the CFSP or are Tungsten Industry-Conflict Minerals Council (“TI-CMC”) members who will undergo a CFSP Audit in the near future

◦	9 are in communication with CFSI and are interested in joining the CFSP

◦	42 facilities require further outreach to bring them into the CFSP

•	7 facilities are either known to not be smelters or their status is “unknown” as a smelter.

In addition to the foregoing data regarding the facilities of which we are aware, we have 27 suppliers that have not identified 100% of the smelters and another 17 suppliers that have not provided any sourcing information.

Unfortunately, due to these limitations in our sourcing information, we are unable to determine the origin of all of the conflict minerals contained in our products at this time (this can be considered as equivalent to stating our products are “DRC conflict undeterminable”). Although we have not identified any conflict minerals in our supply chain that have supported the ongoing conflict in the Covered Countries, we cannot affirm that our products are “DRC conflict free” at this time. This determination is made with respect to all Qorvo products.

Processing Facilities (Smelters) not known to be “DRC Conflict Free”

Since we have determined that we are unable to identify the sourcing information for all of the smelters in our supply chain, we are required to identify, if known, the facilities (i.e., smelters) that processed the conflict minerals in our products, and if known, the country of origin of those conflict minerals, and to describe the efforts to determine the mine or location of origin with the greatest possible specificity.

As a member of the CFSI, we rely on the sourcing information disclosed during the CFSP’s third party auditing process. We believe this to be the most reasonable and accurate method of determining the mines or locations of origin for conflict minerals. In addition to the smelters listed in the tables below, our suppliers submitted other facilities that we believe are not smelters at this time. They are not listed in this Conflict Minerals Report as being “processing facilities” under Rule 13p-1. We continue to work with our supply chain to identify the legitimate smelters in our supply chain.

In the section above, we have stated that 157 smelters in our supply chain are compliant to the CFSP. These smelters are shown in Table 1 below.

Of the 85 remaining known smelters, we classify another 34 smelters as “Active” in the CFSP. They are either working with the CFSP on completing their sourcing audits, or are working to close any findings. Of these Active Smelters, 16 are TI-CMC members (see www.ti-cmc.org ). TI-CMC members have agreed to undergo a sourcing audit within 2 years of becoming a TI-CMC category A member (see http://www.ti-cmc.org/ti-cmc_framework.pdf). These 16 TI-CMC members in our supply chains have self-declared their sourcing, and none of them have declared they are sourcing from the Covered Countries. These smelters are listed in Table 2 below.

For the remaining 51 smelters, 9 more smelters are in communications with the CFSP, so we anticipate they will join the CFSP and we will learn more about their sourcing. These smelters are listed in Table 3 below.

Of the remaining 42 smelters, 17 (see Table 4 below) present a low risk of irresponsible sourcing:

•
Eight are London Bullion Market Association (“LBMA”) members in various stages of getting their Responsible Gold certificate (either setting up the audit, reviewing or closing findings of the audit, or have passed the audit but not yet listed in the CFSI list for gold smelters). The status of these smelters can be found at http://www.lbma.org.uk/Default.aspx?CCID=21993&

FID=141296&ExcludeBoolFalse=True&ID=/refiners-gold-current.

•	Eight are either Brazilian or Indonesian tin smelters, where it is highly unlikely that they would source from the conflict region due to the large tin ore sources within their own countries.

•
One is a Mexican gold smelter, whose gold comes from the copper plating residues in its copper processing facility, and the copper comes from its own mines in Mexico. This residue contains gold and silver, so it is processed to capture these valuable metals. It is highly unlikely that this smelter imports gold from the conflict region.

This leaves 25 smelters (see Table 5 below) for which we do not have any sourcing information, and for which we do not have any supplemental information to provide any risk indications that these smelters are not sourcing from the conflict region in a responsible manner.

This information is presented in table format below.

Table 1. Smelters that are compliant to the CFSP (as of 19-May-2015)

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus SA	CID000077	SWITZERLAND
Gold	Asahi Pretec Corporation	CID000082	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Aurubis AG	CID000113	GERMANY
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery – Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Johnson Matthey Inc.	CID000920	UNITED STATES
Gold	Johnson Matthey Limited	CID000924	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	L' azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies SA	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohio Precious Metals, LLC	CID001322	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326	RUSSIAN FEDERATION
Gold	PAMP SA	CID001352	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox SA	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Schone Edelmetaal	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi SA	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Tantalum	QuantumClean	CID001508	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Zhuzhou Cemented Carbide	CID002232	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	CV United Smelting	CID000315	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S/A	CID002500	BRAZIL
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Putra Karya	CID001412	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA

Table 2. Smelters that are active in the CFSP (as of 19-May-2015), including TI-CMC Members

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Cendres + Métaux SA	CID000189	SWITZERLAND
Gold	Doduco	CID000362	GERMANY
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Fenix Metals	CID000468	POLAND
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

Table 3. Smelters that are in Communication with the CFSP (as of 19-May-2015)

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Chugai Mining	CID000264	JAPAN
Gold	Do Sung Corporation	CID000359	KOREA, REPUBLIC OF
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA

Table 4. Smelters presenting a low risk of irresponsible sourcing (as of 21-May-2015)

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located	Sourcing Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	LBMA Member undergoing sourcing audit
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	Has passed LBMA Sourcing Audit
Gold	Caridad	CID000180	MEXICO	Copper plating residue processer
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	CHINA	LBMA Member setting up sourcing audit
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	LBMA Member undergoing sourcing audit
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	LBMA Member undergoing sourcing audit
Gold	OJSC Kolyma Refinery	CID001328	RUSSIAN FEDERATION	LBMA Member undergoing sourcing audit
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION	LBMA Member undergoing sourcing audit
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	LBMA Member undergoing sourcing audit
Tin	CV Gita Pesona	CID000306	INDONESIA	Indonesian Tin
Tin	CV Serumpun Sebalai	CID000313	INDONESIA	Indonesian Tin
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL	Brazilian Tin
Tin	PT Alam Lestari Kencana	CID001393	INDONESIA	Indonesian Tin
Tin	PT Fang Di MulTindo	CID001442	INDONESIA	Indonesian Tin
Tin	PT Karimun Mining	CID001448	INDONESIA	Indonesian Tin
Tin	PT Seirama Tin Investment	CID001466	INDONESIA	Indonesian Tin
Tin	PT Supra Sukses Trinusa	CID001476	INDONESIA	Indonesian Tin

Table 5. Remaining Smelters in RFMD and TriQuint Supply Chains

Metal	Standard Smelter Name	Smelter ID	Country where smelter is located
Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Bauer Walser AG	CID000141	GERMANY
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Faggi Enrico S.p.A.	CID002355	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767	CHINA
Gold	Jiangxi Copper Company Limited	CID000855	CHINA
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CID001909	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Tin	Feinhütte Halsbrücke GmbH	CID000466	GERMANY
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA

Calendar Year 2014 Due Diligence Planned Improvements

Our planned improvements and results within the OECD Framework for the year ended December 31, 2014 were:

1. Establish strong company management systems.

Planned improvement: Continue to build supplier capabilities to respond to our requests for information and report on their supply chain. Maintain website for supplier information. Keep tools updated to allow use of updated versions of the CMRT [TriQuint].

We are developing systems to track not only in-scope supplier responses, but also smelter status statistics both at the level of each individual supplier and at an overall company level [RFMD].

We have set goals to obtain a 100% response rate from all identified in-scope suppliers, including continued supplier engagement and training [RFMD].

Results: RFMD and TriQuint continued to work with their suppliers and customers to help them understand and meet conflict mineral requirements. Tools on TriQuint’s website were updated several times throughout the year to enable suppliers to continue using them for conflict mineral management. RFMD and TriQuint developed tools to quickly review a supplier’s CMRT and provide customized responses to that supplier regarding their due diligence and smelters. As discussed in the Findings section of this Conflict Minerals Report, we have not yet identified 100% of the smelters from 100% of our suppliers of 3TG metals. We have made significant progress towards this goal, but we still have 17 suppliers who have not provided us with a CMRT.

2. Identify and assess risk in the supply chain.

Planned improvement: Ensure appropriate reviews of all new chemicals, materials and components, to determine which contain conflict minerals and gather the appropriate CMRTs from suppliers of these new materials [TriQuint].

Results: RFMD and TriQuint continued to review new materials and components for 3TG metal content and worked to gather CMRTs from those suppliers whose materials and components contained 3TG metals.

Planned improvement: We are working with our in-scope suppliers with large smelter lists to narrow the scope of products covered by the CMRT provided to us to be limited only to those materials, parts, components or manufactured products supplied [RFMD].

Results: RFMD and TriQuint worked with certain suppliers to gather “Product-specific” CMRTs that resulted in higher levels of smelter identification and removed many “problem” facilities (whether legitimate smelters or not) from our Smelter List. RFMD and TriQuint also provided “Product-specific” CMRTs to our customers to help them.

Planned improvement: Gather conflict mineral sourcing information on the CAP Wireless products for reporting in May 2015.

Results: We did not meet expectations on this goal. Production of several of the CAP Wireless products (now known as “Spatium” products) underwent significant changes after the business combination of RFMD and TriQuint, and it was decided to wait until production decisions were finalized before working on this improvement.

Planned improvement: Continue to participate in the EICC and CFSI, helping the industry to identify new smelters and promote the smelters’ inclusion in the CFSP [TriQuint].

We are continuing our efforts to directly contact smelters and refiners identified in our supply chain survey process that have not received a “DRC conflict free” designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a “DRC conflict free” designation [RFMD].

Results: Both RFMD and TriQuint were active participants in the CFSI teams (as discussed above in the “Due Diligence Measures Taken” section). RFMD and TriQuint sent out several emails either directly to smelters or to our supply chain partners, urging participation in the CFSP. RFMD and TriQuint personnel served on Smelter Engagement Teams for Tungsten and for European-Russian smelter engagement.

Planned improvement: We are developing and implementing a strategy to obtain upstream information by way of bypassing the direct suppliers within our supply chain who are not subject to the Dodd-Frank Act and therefore would not be required to conduct supply chain due diligence on any further downstream suppliers or comply with the reporting obligations pursuant to the Rule [RFMD].

Results: It is a common industry practice to purchase materials and components from a “distributor” who is not subject to the Dodd-Frank Act requirements. It has been challenging to obtain this data. However, of the 15 distributors identified in RFMD’s supply chain, the original manufacturers for those components and materials were identified and CMRTs were requested and received from most of those manufacturers.

3. Design and implement a strategy to respond to identified risks.

Planned improvement: Continue to monitor smelter/supplier sourcing. If any Covered Country sourcing is identified, and the smelter is not a CFSP-compliant smelter, initiate our risk management plan [TriQuint].

We are immediately engaging with our direct suppliers found to be supplying us with 3TG metals from sources that support conflict in the DRC or any adjoining country to establish an alternative source of 3TG metals that does not support such conflict [RFMD].

Results: At this time, we know of no smelters sourcing from a Covered Country that is not a CFSP-compliant smelter. We continue to monitor this situation.

4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Planned improvement: Continue to work with the EICC and CFSI to encourage/pressure smelters to join the CFSP, which requires audits, and to conduct audits required by Rule 13p-1 [TriQuint].
Results: Both RFMD and TriQuint were active participants in the CFSI teams (as discussed above in the “Due Diligence Measures Taken” section). RFMD and TriQuint sent out several emails either directly to smelters or to our supply chain partners, urging participation in the CFSP. RFMD and TriQuint personnel served on Smelter Engagement Teams for Tungsten and for European-Russian smelter engagement.

5. Report on supply chain due diligence.

Planned improvement: Update information on TriQuint external website to inform stakeholders of TriQuint progress in identifying conflict mineral sourcing. File appropriate reports with the Securities and Exchange Commission in May 2015 [TriQuint].

Results: Due to the business combination of RFMD and TriQuint, Qorvo will file the Conflict Minerals Report in May 2015.

Calendar Year 2015 Due Diligence Planned Improvements

For the year ending December 31, 2015, we plan to:

•	Continue to engage in the activities described above in “Due Diligence Measures Taken.”

•
Continue contacting smelters and refiners identified in Tables 3, 4, and 5 above that have not yet received a “DRC conflict free” designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a “DRC conflict free” designation.

•
Continue to work with those suppliers who have either not provided smelter information, or have provided incomplete information, or have identified facilities that are not smelters in their CMRT and drive them to 100% identification of the smelters in their supply chains.

Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.